UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2025

Ingersoll Rand Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Harbour Place Drive, Suite 600
Davidson, North Carolina 28036
(704) 655-4000
(Address, including zip code, of principal executive offices and registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	IR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2025, the Board of Directors of Ingersoll Rand Inc. (the “Company”) expanded the role of Mr. Michael Weatherred, the Company’s Senior Vice President, IR Execution Excellence (IRX), Business and Commercial Excellence, to include the leadership of the Company’s Precision & Science Technologies (“PST”) segment. Mr. Weatherred’s new title is Senior Vice President PST Segment, Demand Generation and Execution, and he will develop processes, built on IRX, to support growth, margin expansion, and optimized capital allocation opportunities across PST.

In connection with his expanded role, the Company’s Compensation Committee (the “Committee”) approved the following changes to Mr. Weatherred’s compensation, effective June 16, 2025 (the “Effective Date”):  (i) an annual base salary rate of $600,000; (ii) a revised annual cash payout opportunity of 85% under the terms of the Company’s Management Incentive Plan (the “MIP”), and an adjustment of his MIP performance goals to consider the performance of the PST segment for the period following the Effective Date, and (iii) the equity awards described below.

Additionally, following a market review of total compensation provided by the Committee’s independent compensation consultant, the Committee approved the equity award described below for Mr. Andrew Schiesl, the Company’s Senior Vice President, General Counsel, Chief Compliance Officer, to ensure that the total compensation paid to Mr. Schiesl was market competitive and retentive. The additional award is in the same form and grant mix, and on the same terms and conditions, as Mr. Schiesl’s annual equity grant, and is intended to supplement his previously reported 2025 annual long-term incentive award.

The Committee approved the following grants to Messrs. Weatherred and Schiesl pursuant to the Company’s Amended and Restated 2017 Omnibus Incentive Plan (as amended) and the Company’s standard forms of grant notices and award agreements, substantially in the forms filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024:

Executive Officer	Restricted Stock Units (RSUs) ($ value)	Stock Options ($ value)	Performance Stock Units (PSUs) ($ value)
Michael Weatherred	$75,000	$75,000	$150,000
Andrew Schiesl	$112,500	$112,500	$225,000

The actual number of granted RSUs and stock options, the target number of granted PSUs, and the exercise price of the stock options will be calculated on the grant date, which will be August 6, 2025. The RSUs and stock options will vest 25% per year in equal installments, on each of the first four anniversaries of the grant date, and the vesting of the PSUs will be evaluated at the conclusion of a performance period commencing on January 1, 2025 and ending on December 31, 2027.

The Committee expects to incorporate the respective value of these equity awards into Messrs. Weatherred’s and Schiesl’s annual grants in future award cycles for so long as each executive retains his current respective positions.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, risk factors detailed in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL RAND INC.

	By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Senior Vice President, General Counsel Chief Compliance Officer, and Secretary

Date: June 17, 2025